                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          July 19, 2000 (July 14, 2000)
                Date of Report (Date of earliest event reported)

                              FLOWSERVE CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW YORK                        1-13179               31-0267900
(State or other jurisdiction of    (Commission file number)    (IRS Employer
 incorporation or organization)                              identification no.)

                      222 W. LAS COLINAS BLVD., SUITE 1500
                               IRVING, TEXAS 75039
              (Address and zip code of principal executive offices)

                                 (972) 443-6500
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

    (a)     Amendment to Purchase Agreement

               On February 9, 2000, Flowserve Corporation ("Flowserve") and Flowserve RED Corporation, a wholly owned subsidiary of Flowserve (collectively, the "Buyers"), entered into a definitive purchase agreement (the "Purchase Agreement") with Ingersoll-Rand Corporation ("Ingersoll-Rand"), and IDP Acquisition, LLC (collectively, the "Sellers"), whereby the Buyers will purchase 100% of the partnership interests in Ingersoll-Dresser Pump Company, a Delaware partnership ("IDP") for $775 million in cash (the "Acquisition"). The Buyers and Sellers entered into Amendment No.1 to the Purchase Agreement as of July 14, 2000 (the "Amendment"). A copy of the Amendment is set forth as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The material terms of the Amendment are summarized as follows.

    (i)     Conditions to the Acquisition are amended to the following effect:

     o In lieu of providing bank letters of credit, Flowserve shall provide unsecured corporate guarantees in favor of Ingersoll-Rand and IDP Acquisition, LLC to guarantee certain obligations of Ingersoll-Rand and IDP Acquisition, LLC under certain credit support instruments issued on behalf of IDP and its subsidiaries and outstanding and unexpired as of the closing date of the Acquisition and shall assume all credit support instruments issued by any member of the IDP group outstanding and unexpired as of the closing date of the Acquisition; and

     o Requirements for IDP and its subsidiaries to meet certain EBITDA targets are deleted.

    (ii) Provisions relating to employee benefit matters are amended to the following effect:

     o Ingersoll-Rand has agreed to retain liability for certain enhanced pension benefits payable to transferred employees under such defined benefit pension plans that may be triggered by plant shutdowns occurring until the first anniversary of the closing date of the Acquisition, and has agreed to grant one year's service credit for purposes of determining accrued benefits under such defined benefit pension plans to transferred employees at certain facilities.

    (iii)   The following provisions are added:

     o Ingersoll-Rand will provide certain transitional services at no charge to the Buyers from the closing date of the Acquisition through December 31, 2000;

     o      The Sellers agree to reimburse the Buyers for up to $5,000,000
            (or $3,000,000 if the August grace period referred to below is utilized and the closing occurs after August 13, 2000) incurred in connection with certain environmental problems identified by Flowserve's consultants;

     o on the closing date of the Acquisition, Flowserve or one of its designated subsidiaries will directly purchase the shares of certain subsidiaries of Ingersoll-Rand, IDP Acquisition, LLC and IDP; and

     o immediately before the consummation of the Acquisition, the Sellers will cause IDP to distribute all receivables (except for the $3 million loan Ingersoll-Rand owes to IDP Austrian subsidiary) held by subsidiaries of IDP which are owed by Ingersoll-Rand in the form of capital reductions of Ingersoll-Rand's capital account in IDP. To the extent that the sum of cash retained by the non-U.S. Subsidiaries of IDP and the principal amount of the loan Ingersoll-Rand owes to the IDP Austrian subsidiary exceeds or falls below $25 million as of the closing date, the amount of any such excess or shortfall will be paid by Flowserve or Ingersoll-Rand to the other party. In any event, Ingersoll-Rand will repay the loan it owes to the IDP Austrian subsidiary on the closing date.

    (iv)    Obligations of the parties are amended to the following effect:

            o Buyers agreed to take all steps necessary to obtain approval of the Department of Justice with respect to the Acquisition.

            o If, all conditions to closing have been satisfied but the Buyers do not have sufficient funds to complete the Acquisition, the Buyers have the right to extend the closing date of the Acquisition until financing for such funds has been obtained (but not later than October 31, 2000). If the Buyers use the extension period, the Buyers will have to pay interest on the purchase price to the sellers during the extension period. The Buyers, however, will be granted a four week grace period during this extension period when such interest will not accrue and, in addition, such interest shall not accrue, during the month of August 2000 and during that month, if applicable, the four week grace period mentioned above will be tolled.

    (v) Provisions relating to termination of the Purchase Agreement are amended to the following effect:

     o The Purchase Agreement may be terminated if the closing of the Acquisition has not occurred by October 31, 2000 (unless the failure to close is due to the failure of the party seeking to terminate to fulfill any of its Purchase Agreement obligations).

    (b)     Financing Transactions

    (i)     High Yield Offering

    Flowserve and a wholly owned Dutch subsidiary that is in the process of being formed, Flowserve Finance B.V. ("Flowserve Finance"), intend to offer the dollar equivalent of $375 million in aggregate principal amount of senior subordinated notes due 2010 (the "Notes") pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

    A portion of the aggregate principal amount of the Notes will be denominated in U.S. dollars and will be senior unsecured subordinated obligations of Flowserve, which will be fully and unconditionally guaranteed by Flowserve's material domestic subsidiaries, Flowserve Finance and Flowserve International Limited ("Flowserve International"), a U.K. subsidiary of Flowserve.

    The remaining portion of the aggregate principal amount of senior subordinated notes will be denominated in euros and will be senior unsecured subordinated obligations of Flowserve Finance, fully and unconditionally guaranteed by Flowserve, Flowserve International and Flowserve's material domestic subsidiaries, ("Subsidiary Guarantors").

    The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

    (ii)   Senior Credit Facilities

    At the closing of the Note Offerings, Flowserve also intends to enter into new senior credit facilities (the "Senior Credit Facilities") which consist of a term loan A facility of $275.0 million ("Term Loan A"), a term loan B facility of $475.0 million ("Term Loan B") and a revolving credit facility of $300.0 million (the "Revolving Credit Facility").

    The obligations under the Senior Credit Facilities will be unconditionally guaranteed by the Subsidiary Guarantors.

    We expect to use the proceeds from the Term Loan A and Term Loan B facilities, together with the proceeds of the offerings of the Notes to fund the Acquisition, refinance existing indebtedness of Flowserve and pay related fees and expenses.

    (c)     Agreement in principle with the U.S. Department of Justice

    In connection with the Acquisition, Flowserve has reached an agreement in principle with the U.S. Department of Justice to resolve its antitrust concerns related to the Acquisition. This agreement in principle includes a post-closing divestiture of certain product lines, a manufacturing facility and two service and repair centers. The press release announcing Flowserve's reaching an agreement with the Department of Justice is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

    Pursuant to this agreement in principle, Flowserve has committed to divest the following assets:

    o certain designated models of highly engineered pumps in four product lines serving the oil refinery and power industry markets;

    o   Flowserve's Tulsa manufacturing facility; and

    o on-site plant and equipment at two IDP service and repair centers located in the United States.

    In the divestures of product lines, Flowserve will be able to retain certain overlapping models in all of the product lines. In addition, Flowserve will be required to grant the purchaser of the divested product line(s) the exclusive right to sell such product line(s) for installation within the United States and a non-exclusive right to sell such product line(s) for installation outside the United States, except for special provisions permitting sales in the U.S. to two major alliance customers of equipment and parts on certain product lines for specified periods of time from the date of entry of the final consent decree.

    With respect to the divestiture of the Tulsa manufacturing facility, Flowserve must leave all production equipment and related assets used to manufacture the pump product lines to be divested.

    Flowserve must make the above divestitures within 150 calendar days after the filing of the consent decree, subject to one 30-day extension by the Department of Justice, in its sole discretion. If Flowserve has not divested these assets within that time period, a trustee will be appointed by the federal district court, who shall have the sole right to divest the assets following such appointment.

    The above divestitures would affect less than three percent of the combined 1999 revenues of Flowserve and IDP. In the opinion of management of Flowserve, the impact of these divestitures is not material to its overall pro forma financial position or results of operations.

    Flowserve has negotiated a draft consent decree that implements the terms of its agreement in principle with the Department of Justice. Flowserve expects the consent decree to be finalized, signed and filed with the U.S. District Court for the District of Columbia by the end of July, 2000.

     (d)    Unaudited Pro Forma Consolidated Financial Statements

     The following unaudited pro forma consolidated financial statements (the "Unaudited Pro Forma Financial Statements") are based on the historical consolidated financial statements of Flowserve, Innovative Valve Technologies, Inc. ("Invatec") (which Flowserve acquired on January 13, 2000) and IDP, adjusted to give effect to the transactions described herein.

     The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999, twelve months ended March 31, 2000 ("LTM March 31, 2000") and three months ended March 31, 1999 and March 31, 2000, respectively, give effect to the Acquisition, the financing transactions described in Section 1(b) above of this Report on Form 8-K and the application of the proceeds therefrom (collectively, the "Transactions") and the acquisition of Invatec as if they had occurred on January 1, 1999. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the Transactions as if they had occurred as of March 31, 2000.

     Information for LTM March 31, 2000 represents the sum of the amounts set forth in the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1999 and the amounts set forth in the unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2000, less the amounts set forth in the unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 1999.

     The Transactions and the acquisition of Invatec and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In our opinion, all adjustments that are necessary to present fairly the pro forma data have been made. The Unaudited Pro Forma Financial Statements have not been reviewed by the SEC and while we believe that such information is in accordance with the applicable rules of the SEC and related interpretations, there can be no assurance that the SEC may not challenge our basis of presentation and certain adjustments included herein. The Unaudited Pro Forma Financial Statements do not purport to represent what our results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates or to project our results of operations or financial condition for any future period or date.

     The unaudited pro forma consolidated financial statements do not include the impact of any post-closing regulatory divestitures as required by the U.S. Department of Justice in connection with the Acquisition to address its antitrust concerns primarily related to sales of highly engineered pumps for installation in oil refineries and power generation facilities in the United States. These divestitures would affect less than three percent of the combined 1999 revenues of Flowserve and IDP. In the opinion of management, the impact of these divestiture actions is not material to our overall pro forma financial position or results of operations.

     The unaudited pro forma information with respect to the Invatec acquisition and the Acquisition is based on the historical financial statements of Flowserve, Invatec and IDP. The Invatec acquisition and the Acquisition have been accounted for under the purchase method of accounting. The total purchase price for the Invatec acquisition and the Acquisition has been allocated to the tangible and identifiable intangible assets and liabilities of the acquired businesses based upon our preliminary estimates of their fair value with the remainder allocated to goodwill. The purchase price allocations for the Invatec acquisition and the Acquisition are subject to refinement when additional information concerning asset and liability valuations is obtained.

     The historical consolidated financial statements of Flowserve, Invatec and IDP were prepared in accordance with accounting principles generally accepted in the United States. In addition, because Flowserve is, and prior to its acquisition by Flowserve, Invatec was, a publicly traded company, Flowserve's and Invatec's historical consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the related rules and regulations adopted by the SEC. IDP's historical consolidated statements have not been prepared with the intention of being in compliance with such accounting requirements and are not in compliance therewith as the consolidated financial statements are stated at historical cost and do not give effect to push-down accounting relating to Ingersoll-Rand's acquisition of Halliburton Company's 49% interest in IDP on December 30, 1999. Giving effect to "push-down" accounting would have resulted in allocating the purchase price paid by Ingersoll-Rand for Halliburton's interest in IDP to the fair value of the purchased assets and liabilities with the excess of the fair value allocated to goodwill. Had IDP's historical financial statements given effect to "push-down" accounting, its consolidated balance sheet as of March 31, 2000 would have reflected property, plant and equipment, intangible assets and goodwill at $159.1 million, $45.4 million and $188.4 million, respectively. In addition, our pro forma depreciation and amortization related to property, plant and equipment, intangible assets and goodwill for the twelve months ended March 31, 2000 would have been $7.4 million, $9.1 million and $9.3 million, instead of $5.9 million, $8.6 million and $8.2 million, respectively. Because our revised pro forma adjustments would offset the IDP adjustments, there would have been no impact on our pro forma consolidated balance sheet or our pro forma consolidated statement of operations.

     Consolidated financial statements for IDP and pro forma financial information complying as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the SEC will be filed under Form 8-K within the time period specified by Item 7 of Form 8-K, following consummation of the Acquisition.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                           PRO                         IDP
                                    HISTORICAL            INVATEC         FORMA      HISTORICAL    ACQUISITION/
                               ---------------------    ACQUISITION     FLOWSERVE/   ----------     FINANCING       PRO FORMA
                               FLOWSERVE    INVATEC    ADJUSTMENTS(1)    INVATEC        IDP       ADJUSTMENTS(1)   CONSOLIDATED
                               ----------   --------   --------------   ----------   ----------   --------------   ------------
                                                                    (DOLLARS IN THOUSANDS)
Net sales....................  $1,061,272   $160,991      $     --      $1,222,263    $838,390      $      --       $2,060,653
Cost of sales................     697,928    115,956            --        813,884      610,745         (2,000)(f)    1,428,539
                                                                                                        5,910(g)
                               ----------   --------      --------      ----------    --------      ---------       ----------
Gross profit.................     363,344     45,035            --        408,379      227,645         (3,910)         632,114
  Selling and administrative
    expense..................     275,884     40,368        (1,554)(a)    314,642      162,047         (3,600)(h)      485,695
                                                               (56)(b)                                 (4,200)(i)
                                                                                                        8,642(j)
                                                                                                        8,164(k)
  Research, engineering and
    development expense......      25,645         --            --         25,645        2,984             --           28,629
  Merger transaction and
    restructuring
    expense(2)...............      15,860         --            --         15,860          200             --           16,060
  Merger integration
    expense(3)...............      14,207         --            --         14,207           --             --           14,207
                               ----------   --------      --------      ----------    --------      ---------       ----------
Operating income.............      31,748      4,667         1,610         38,025       62,414        (12,916)          87,523
  Interest expense...........      15,504     12,724        (6,928)(c)     21,300        1,362         94,025(l)       116,687
  Loss on assets held for
    sale.....................          --      3,810            --          3,810           --             --            3,810
  Impairment of goodwill.....          --     39,073       (39,073)(d)         --           --             --               --
  Other income, net..........      (2,001)      (174)           --         (2,175)      (7,446)            --           (9,621)
                               ----------   --------      --------      ----------    --------      ---------       ----------
Earnings (loss) before income
  taxes......................      18,245    (50,766)       47,611         15,090       68,498       (106,941)         (23,353)
  Provision (benefit) for
    income taxes.............       6,068      6,372        (7,234)(e)      5,206       18,965        (32,578)(m)       (8,407)
                               ----------   --------      --------      ----------    --------      ---------       ----------
  Net income (loss)..........  $   12,177   $(57,138)     $ 54,845      $   9,884     $ 49,533      $ (74,363)      $  (14,946)
                               ==========   ========      ========      ==========    ========      =========       ==========
OTHER FINANCIAL DATA:
EBITDA(n)....................  $  113,114   $ 11,484      $  1,554      $ 126,152     $ 87,065      $   9,800       $  223,017
Adjusted EBITDA(o)...........                                                                                          267,117
Depreciation and
  amortization...............      39,599      4,851           (56)        44,394       18,251         22,716           85,361
Cash interest expense(p).....                                                                                          116,687

     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999

                                                                                                       IDP
                                      HISTORICAL          INVATEC      PRO FORMA     HISTORICAL    ACQUISITION/
                                  -------------------   ACQUISITION    FLOWSERVE/    ----------     FINANCING       PRO FORMA
                                  FLOWSERVE   INVATEC   ADJUSTMENTS     INVATEC         IDP       ADJUSTMENTS(1)   CONSOLIDATED
                                  ---------   -------   -----------   ------------   ----------   --------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
Net sales.......................  $269,387    $43,931                   $313,318      $192,200       $     --        $505,518
Cost of sales...................   172,597     30,803                    203,400       146,254           (500)(f)     350,632
                                                                                                        1,478(g)
                                  --------    -------     -------       --------      --------       --------        --------
Gross profit....................    96,790     13,128          --        109,918        45,946           (978)        154,886
  Selling and administrative
    expense.....................    67,110     11,005         (14)(b)     78,101        37,161           (900)(h)     118,621
                                                                                                           58(i)
                                                                                                        2,160(j)
                                                                                                        2,041(k)
  Research, engineering and
    development expense.........     6,872         --          --          6,872           724             --           7,596
  Merger integration
    expense(3)..................     3,432         --          --          3,432            --             --           3,432
                                  --------    -------     -------       --------      --------       --------        --------
Operating income................    19,376      2,123          14         21,513         8,061         (4,337)         25,237
  Interest expense..............     3,083      1,932      (1,732)(c)      3,283           414         25,475(l)       29,172
  Other (income) expense, net...       523        (38)         --            485        (1,468)            --            (983)
                                  --------    -------     -------       --------      --------       --------        --------
Earnings (loss) before income
  taxes.........................    15,770        229       1,746         17,745         9,115        (29,812)         (2,952)
  Provision (benefit) for income
    taxes.......................     5,362        271         489(e)       6,122         3,550        (10,735)(m)      (1,063)
                                  --------    -------     -------       --------      --------       --------        --------
  Net income (loss).............  $ 10,408    $   (42)    $ 1,257       $ 11,623      $  5,565       $(19,077)       $ (1,889)
                                  ========    =======     =======       ========      ========       ========        ========
OTHER FINANCIAL DATA:
EBITDA(n).......................                                                                                     $ 53,757
Adjusted EBITDA(o)..............                                                                                       64,782
Depreciation and amortization...                                                                                       22,384
Cash interest expense(p)........                                                                                       29,172

     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000

                                   HISTORICAL           PRO FORMA             IDP
                             -----------------------   FLOWSERVE/    ACQUISITION/FINANCING     PRO FORMA
                             FLOWSERVE(A)     IDP      INVATEC/IDP      ADJUSTMENTS(1)        CONSOLIDATED
                             ------------   --------   -----------   ---------------------    ------------
                                                        (DOLLARS IN THOUSANDS)
Net sales..................    $285,309     $174,932    $460,241           $     --             $460,241
Cost of sales..............     186,080      131,707     317,787               (500)(f)          318,765
                                                                              1,478(g)
                               --------     --------    --------           --------             --------
Gross profit...............      99,229       43,225     142,454               (978)             141,476
  Selling and
     administrative
     expense...............      71,628       33,413     105,041               (900)(h)          108,897
                                                                                555(i)
                                                                              2,160(j)
                                                                              2,041(k)
  Research, engineering and
     development expense...       6,155          645       6,800                 --                6,800
                               --------     --------    --------           --------             --------
Operating income...........      21,446        9,167      30,613             (4,834)              25,779
  Interest expense.........       6,523          272       6,795             24,109               30,904
  Other (income) expense,
     net...................      (3,217)          72      (3,145)                --               (3,145)
                               --------     --------    --------           --------             --------
Earnings (loss) before
  income
     taxes.................      18,140        8,823      26,963            (28,943)              (1,980)
  Provision (benefit) for
     income taxes..........       6,258        3,220       9,478            (10,191)(m)             (713)
                               --------     --------    --------           --------             --------
  Net income (loss)........    $ 11,882     $  5,603    $ 17,485           $(18,752)            $ (1,267)
                               ========     ========    ========           ========             ========
OTHER FINANCIAL DATA:
EBITDA(n)..................                                                                     $ 47,636
Adjusted EBITDA(o).........                                                                       58,661
Depreciation and
  amortization.............                                                                       20,942
Cash interest expense(p)...                                                                       30,904

-------------------------

(A) Includes the results of Invatec from January 13, 2000.

     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED MARCH 31, 2000

                                                           PRO FORMA
                                                           FLOWSERVE/            IDP
                                                            INVATEC/    ACQUISITION/FINANCING     PRO FORMA
                                 FLOWSERVE(A)     IDP         IDP          ADJUSTMENTS(1)        CONSOLIDATED
                                 ------------   --------   ----------   ---------------------    ------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Net sales......................   $1,194,254    $821,122   $2,015,376         $     --            $2,015,376
Cost of sales..................      796,564     596,198    1,392,762           (2,000)(f)         1,396,672
                                                                                 5,910(g)
                                  ----------    --------   ----------         --------            ----------
Gross profit...................      397,690     224,924      622,614           (3,910)              618,704
  Selling and administrative
     expense...................      308,169     158,299      466,468           (3,600)(h)           475,971
                                                                                (3,703)(i)
                                                                                 8,642(j)
                                                                                 8,164(k)
  Research, engineering and
     development expense.......       24,928       2,905       27,833               --                27,833
  Merger transaction and
     restructuring
     expense(2)................       15,860         200       16,060               --                16,060
  Merger integration
     expense(3)................       10,775          --       10,775               --                10,775
                                  ----------    --------   ----------         --------            ----------
Operating income...............       37,958      63,520      101,478          (13,413)               88,065
  Interest expense.............       24,540       1,220       25,760           92,659(l)            118,419
  Loss on assets held for
     sale......................        3,810          --        3,810               --                 3,810
  Other income, net............       (5,877)     (5,906)     (11,783)              --               (11,783)
                                  ----------    --------   ----------         --------            ----------
Earnings (loss) before income
  taxes........................       15,485      68,206       83,691         (106,072)              (22,381)
Provision (benefit) for income
  taxes........................        5,342      18,635       23,977          (32,034)(m)            (8,057)
                                  ----------    --------   ----------         --------            ----------
     Net income (loss).........   $   10,143    $ 49,571   $   59,714         $(74,038)           $  (14,324)
                                  ==========    ========   ==========         ========            ==========
OTHER FINANCIAL DATA:
EBITDA(n)......................   $  121,688    $ 85,892   $  207,580         $  9,303            $  216,883
Adjusted EBITDA(o).............                                                                      260,983
Depreciation and
  amortization.................       43,484      17,719       61,203           22,716                83,919
Cash interest expense(p).......                                                                      118,419
Ratio of total net debt to
Adjusted EBITDA................                                                                          4.2x
Ratio of Adjusted EBITDA
  to cash interest expense.....                                                                          2.2x
Ratio of earnings to fixed
  charges(q)...................                                                                           --

---------------

(A) Represents Flowserve after giving pro forma effect to the acquisition of Invatec as though such acquisition had occurred on January 1, 1999.

     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                                 OF OPERATIONS

NOTE 1: PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been applied to the accompanying historical statements of operations of Flowserve, Invatec and IDP to give effect to the Invatec acquisition and the Acquisition (see note 2 to the unaudited pro forma consolidated balance sheet) and the financing transactions as if they had all occurred on January 1, 1999.

(a) Represents reduction in Invatec selling and administrative costs for non-recurring items associated with pre-acquisition bank fees and other credit facility related expenses.
(b) Represents incremental decrease in annual goodwill amortization based on decrease of $4.3 million of estimated goodwill originating from the Invatec acquisition and reduction of amortization period from 40 to 20 years.
(c) Represents the net reduction in consolidated interest expense related to Invatec debt financing.
(d)  Represents reversal of Invatec goodwill impairment charge.
(e) Represents income tax adjustments required to arrive at the expected pro forma effective tax rate of 34.5% after Flowserve's acquisition of Invatec.
(f) Represents retiree pension and post-retirement benefits expense for IDP that, pursuant to the IDP purchase agreement, will be retained by Ingersoll-Rand, IDP's predecessor parent.
(g) Represents increase in depreciation expense in cost of sales based on $88.2 million estimated fair market value of property, plant and equipment over estimated useful lives of 3 to 40 years.
     This adjustment is based on a preliminary allocation of the purchase price for the Acquisition. The final allocation of the purchase price is contingent upon valuations that have not been completed. See note 2 to the unaudited pro forma consolidated balance sheet for further discussion on the purchase price allocations related to our recent acquisitions.
(h) Represents the elimination of corporate overhead expenses allocated by Ingersoll-Rand to IDP. Pursuant to the IDP purchase agreement, this allocation will be eliminated upon consummation of the Acquisition.
(i) Represents the elimination of expense recorded by IDP related to a phantom stock incentive plan that will be eliminated upon consummation of the Acquisition.
(j) Represents incremental increase in annual goodwill amortization based on $345.7 million of estimated goodwill over an estimated useful life of 40 years related to the Acquisition.
(k) Represents increase in amortization expense based on $141.3 million estimated fair value of other intangible assets acquired over their estimated useful lives of approximately
     17 years.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                          OF OPERATIONS -- (CONTINUED)

                                                               PRO FORMA        THREE MONTHS     THREE MONTHS
                                                            FOR YEAR ENDED         ENDED            ENDED             LTM
                                                           DECEMBER 31, 1999   MARCH 31, 1999   MARCH 31, 2000   MARCH 31, 2000
                                                           -----------------   --------------   --------------   --------------
                                                                                  (DOLLARS IN MILLIONS)
(l)  Represents the following:
     Interest on Term Loan A ($275.0 @ 9.4%)..............      $ 25.9             $ 6.5            $ 6.5            $ 25.9
     Interest on Term Loan B ($475.0 @ 9.6%)..............        45.8              11.5             11.5              45.8
     Interest expense associated with note offerings
     ($375.0 @ 12.0%).....................................        45.0              11.2             11.2              45.0
     Letter of credit fee ($110.0 @ 1.64% weighted
     average, including $30.0 under the Revolving Credit
     Facility)............................................         1.8               0.4              0.4               1.8
                                                                ------             -----            -----            ------
        Cash interest expense.............................       118.5              29.6             29.6             118.5
     Non-cash increase in amortization associated with
     $40.8 million in deferred financing costs incurred in
     connection with entering into the Senior Credit
     Facilities and issuing the notes offered by these
     offerings, amortized over terms ranging from 6 to 10
     years. ..............................................         5.1               1.3              1.3               5.1
                                                                ------             -----            -----            ------
        Sub-total interest expense........................       123.6              30.9             30.9             123.6
     Elimination of interest and associated fees on
     borrowings to be repaid in connection with the
     financings...........................................       (29.6)             (5.4)            (6.8)            (31.0)
                                                                ------             -----            -----            ------
        Net Adjustment....................................      $ 94.0             $25.5            $24.1            $ 92.6
                                                                ======             =====            =====            ======

     For each 0.125% change in the interest rates payable on the outstanding balance under the Senior Credit Facilities and the Notes annual interest expense would change by $1.4 million before the effect of income taxes.
(m) Represents income tax adjustment required to arrive at the expected pro forma effective tax rate of 36% and to provide
     U.S. taxes on IDP partnership earnings.
(n) EBITDA means net income (loss) before interest, taxes, depreciation, amortization, other income, net (excluding commission and royalty income) and other non-recurring items.
     For Flowserve, other non-recurring items consist of merger transaction and restructuring expense, merger integration expense and in the year ended December 31, 1999 and twelve months ended March 31, 2000, non-cash charges of $5.8 million related to executive severance and facility closures and $5.1 million related to inventory and fixed asset impairment.
     For IDP, other non-recurring items consist of restructuring expense and in 1999, $3.1 million of non-recurring consultant expense and $0.9 million of severance expense.
     Other non-recurring items in the three month period ended
     March 31, 1999 and the twelve month period ended March 31, 2000 were $1.8 million and $2.4 million, respectively.

     For Invatec, other non-recurring items in the year ended
     December 31, 1999 and twelve months ended March 31, 2000 included $39.1 million of goodwill impairment, $3.8 million of loss on assets held for sale and $2.0 million of merger transaction costs.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                          OF OPERATIONS -- (CONTINUED)

(o)  Adjusted EBITDA represents EBITDA as adjusted to reflect certain other cost savings which have been specifically identified in connection with the Transactions and the acquisition of Invatec, but which are not included in EBITDA. Adjusted EBITDA was calculated as follows:

                                                               PRO FORMA        PRO FORMA
                                             PRO FORMA        THREE MONTHS     THREE MONTHS
                                          FOR YEAR ENDED         ENDED            ENDED             LTM
                                         DECEMBER 31, 1999   MARCH 31, 1999   MARCH 31, 2000   MARCH 31, 2000
                                         -----------------   --------------   --------------   --------------
                                                                (DOLLARS IN MILLIONS)
     EBITDA, as defined................       $223.0             $53.7            $47.6            $216.9
     Salesforce reduction(1)...........         13.6               3.4              3.4              13.6
     Plant rationalization(2)..........         16.1               4.0              4.0              16.1
     Headquarters cost reduction(3)....          6.1               1.5              1.5               6.1
     Invatec cost savings(4)...........          8.3               2.2              2.2               8.3
                                              ------             -----            -----            ------
     Adjusted EBITDA...................       $267.1             $64.8            $58.7            $261.0
                                              ======             =====            =====            ======

     (1) Represents elimination of costs of overlapping salesforce coverage upon the closing of the
     Acquisition. At, or near, the closing date of the Acquisition, a reduction of approximately 150 full-
     time equivalent sales and sales support personnel will occur. The reduction of these 150 full-time equivalent sales and sales support personnel will result in estimated savings of $13.6 million. In the twelve months after the closing of the Acquisition, Flowserve estimates that an additional reduction of approximately 150 full-time equivalent sale and sales support personnel will be made, resulting in estimated annualized cost savings of $27.2 million by the end of 2001.
     (2) Represents elimination of expenses of IDP relating to four plants and multiple service centers the closure of which is expected to be announced shortly after the closing of the Acquisition. The elimination of the four facilities and the service centers will result in estimated savings of $16.1 million. In the twelve to eighteen months after the closing of the Acquisition, we estimate additional elimination of duplicative plant and service center expenses will result in annualized cost savings of
     $25.0-$45.0 million.
     (3) Represents elimination of expenses as a result of the closure of IDP's corporate headquarters facility, at or near the closing date of the Acquisition, that will result in estimated savings of $6.1 million. These cost reductions include facility costs, personnel reductions and other headquarters items that are duplicative of functions that Flowserve currently provides. In the next twelve months after the closing of the Acquisition, Flowserve estimates that savings will increase to $14.0 million as we complete the integration of IDP into our business.
     (4) Represents elimination of Invatec expenses upon closure or realignment of 19 locations (of which 13 have been completed) and reduction of approximately 100 personnel (of whom 75 have been terminated) in
     2000.
     While we consider the numerical specificity of the foregoing preliminary estimates and anticipated cost savings to be reasonable, these estimates and savings are based on a number of assumptions and estimates that are subject to inherent uncertainty. The actual cost savings could vary from these estimates. We will incur significant cash integration costs to achieve these cost savings.
(p)  Cash interest expense is total interest expense less amortization of deferred financing costs.

(q)  For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing fees and the estimated interest portion of rental expense estimated to be attributable to interest. For the twelve months ended March 31, 2000, earnings were insufficient to cover fixed charges by $21.6 million.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                          OF OPERATIONS -- (CONTINUED)

NOTE 2: MERGER TRANSACTION AND RESTRUCTURING EXPENSE

     Represents non-recurring merger transaction and restructuring expenses. In 1999, $15.9 million for Flowserve represents facility closure and personnel reductions of 9% to reduce excess capacity and $0.2 million for IDP relates to additional costs incurred in regards to a foundry closure initiated in 1996.

NOTE 3: MERGER INTEGRATION EXPENSES

     Represents non-recurring expenses related to the merger of BW/IP, Inc. and Durco International Inc. in order to achieve the planned merger synergies. These expenses were principally for costs for consultants and costs related to integration team members including salaries, benefits and training.

                              UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 2000

                                     ASSETS

                                                    HISTORICAL
                                               --------------------      PRO FORMA           PRO FORMA
                                               FLOWSERVE    IDP(1)    ADJUSTMENTS(2,3)      CONSOLIDATED
                                               ---------   --------   ----------------      ------------
                                                                (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash equivalents..................  $ 23,935    $ 29,995      $ (30,208)(a)       $   23,722
  Accounts receivable, net...................   233,364     174,389             --              407,753
  Inventories................................   208,475     109,872             --              318,347
  Prepaids and other current assets..........    42,701      31,937             --               74,638
                                               --------    --------      ---------           ----------
          Total current assets...............   508,475     346,193        (30,208)             824,460
Property, plant and equipment, net...........   223,450      99,382         88,170(b)           411,002
Intangibles assets, net......................   149,719       9,113        486,980(c)           645,812
Other assets.................................    83,369      16,872         58,863(d)           159,104
                                               --------    --------      ---------           ----------
     Total assets............................  $965,013    $471,560      $ 603,805           $2,040,378
                                               ========    ========      =========           ==========

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt..........  $  1,488    $    477      $  (1,488)(e)       $      477
  Accounts and notes payable.................    80,424     167,830         (1,459)(e)          246,795
  Income taxes...............................       977          --                                 977
  Accrued expenses and other liabilities.....   107,820         741         57,664(f)           166,225
                                               --------    --------      ---------           ----------
          Total current liabilities..........   190,709     169,048         54,717              414,474
                                               --------    --------      ---------           ----------
Noncurrent liabilities.......................        --          96            (96)(g)               --
                                               --------    --------      ---------           ----------
Post-retirement benefits and deferred
  items......................................   140,946      75,010        (23,500)(h)          192,456
                                               --------    --------      ---------           ----------
Long-term debt due after one year............   322,266          --        802,734(e)         1,125,000
                                               --------    --------      ---------           ----------
Shareholders' equity:
  Serial preferred stock
  Common stock...............................    51,856      95,747        (95,747)              51,856
  Capital in excess of par value.............    67,916          --             --               67,916
  Retained earnings..........................   356,136     186,869       (189,513)             353,492
  Treasury stock, at cost....................   (93,212)         --             --              (93,212)
  Accumulated other comprehensive income.....   (71,604)    (55,210)        55,210              (71,604)
                                               --------    --------      ---------           ----------
     Total shareholders' equity..............   311,092     227,406       (230,050)(i)          308,448
                                               --------    --------      ---------           ----------
          Total liabilities and shareholders'
            equity...........................  $965,013    $471,560      $ 603,805           $2,040,378
                                               ========    ========      =========           ==========

     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET

     The following pro forma adjustments have been applied to the accompanying historical balance sheets of Flowserve and IDP to give effect to the Acquisition and the financing transactions as if they had occurred on March 31, 2000.

NOTE 1. The historical balance sheet of IDP does not reflect the effects of Ingersoll-Rand's acquisition of the 49% minority interest in IDP.

NOTE 2. ACQUISITIONS

     On February 9, 2000 Flowserve entered into an acquisition agreement with Ingersoll-Rand to acquire IDP, which was amended on July 14, 2000. The Acquisition will be accounted for as a purchase, with the excess of the purchase price over the fair value of net assets acquired allocated to goodwill.

     A summary of the purchase price and related preliminary purchase price allocation follows:

                                                               (DOLLARS IN THOUSANDS)
                                                               ----------------------
Cash paid at closing........................................         $ 775,000
Cash paid for direct acquisition costs, including financial
  advisory, accounting and legal costs......................             9,156
                                                                     ---------
  Aggregate purchase price..................................           784,156
Book value of IDP net assets acquired.......................          (245,911)
                                                                     ---------
Excess of cost over net book value of assets acquired.......           538,245
Adjustments to record assets and liabilities at fair market
  values(a)
  Property and equipment....................................           (88,170)
  Intangible assets, including patents, trademarks and trade
     names..................................................          (141,300)
  Severance, facility closing expenses and other exit costs
     assumed to be incurred in connection with the
     Acquisition, net of taxation(b)........................            36,905
                                                                     ---------
          Net adjustment to goodwill........................         $ 345,680
                                                                     =========

-------------------------

(a) Upon completion of appraisals of the fair values of the acquired assets and liabilities, our allocation of the purchase price may differ from that presented above, and we may identify other assets to which a portion of the purchase price will be allocated. We believe that the depreciation and amortization periods for such identifiable other assets will be approximately 17 years.

(b) Reflects exit costs to be incurred in connection with the Acquisition in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

                          NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED BALANCE SHEET -- (CONTINUED)

NOTE 3: PRO FORMA ADJUSTMENTS TO CONSOLIDATED BALANCE SHEET

     The Unaudited Pro Forma Consolidated Balance Sheet reflects the Acquisition and related financing transactions, as if they had occurred as of March 31, 2000. The application of the proceeds from borrowings under the Senior Credit Facilities and the issuance of the Notes will occur concurrently with the closing of the Notes offerings.

                                                                       (DOLLARS IN THOUSANDS)
                                                                       ----------------------
(a)  Changes in cash and cash equivalents are:
     Cash proceeds from initial borrowings under the Senior Credit
       Facilities...................................................        $   750,000
     Cash proceeds from issuance of the Notes.......................            375,000
                                                                            -----------
     Proceeds from these borrowings.................................          1,125,000
     Payment to Ingersoll-Rand for purchase of IDP..................           (775,000)
     Distribution of cash from IDP to Ingersoll-Rand at close of
       Acquisition in accordance with the terms of the IDP purchase
       agreement....................................................             (4,995)
     Repayment of existing Flowserve debt...........................           (325,213)
     Transaction fees and expenses..................................            (50,000)
                                                                            -----------
          Uses of cash..............................................         (1,155,208)
                                                                            -----------
            Total adjustment to cash................................        $   (30,208)
                                                                            ===========
(b)  To record property and equipment acquired at estimated fair value -- IDP
(c)  Goodwill and intangible assets are reflected as follows:
     To record goodwill resulting from the Acquisition..............        $   345,680
     To reflect adjustments to record fair value of intangible
     assets acquired from the Acquisition...........................            141,300
                                                                            -----------
            Total intangible adjustments, including goodwill........        $   486,980
                                                                            ===========
(d)  To reflect adjustments to record the following:
     To record deferred financing costs in connection with entering into the Senior Credit Facilities and issuing the notes offered
     by these offerings.............................................        $    40,844
     Write-off of deferred financing fees related to existing
     Flowserve credit facility......................................             (2,740)
     Deferred taxes resulting from restructuring costs associated
     with IDP.......................................................             20,759
                                                                            -----------
            Total adjustment to other assets........................        $    58,863
                                                                            ===========

                          NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED BALANCE SHEET -- (CONTINUED)

                                                                       (DOLLARS IN THOUSANDS)
                                                                       ----------------------
(e)  Reflects the issuance of the Notes
     and proceeds from borrowings under the Senior Credit
     Facilities, net of repayment of existing indebtedness:
     Issuance of the Notes..........................................        $   375,000
     Proceeds from initial borrowings under the Senior Credit
     Facilities.....................................................            750,000
                                                                            -----------
                                                                              1,125,000
     Less: repayment of Flowserve long-term debt....................           (322,266)
                                                                            -----------
     Increase in long-term debt due after one year..................            802,734
     Less: repayment of current portion of long-term debt...........             (1,488)
     Less: repayments of note payable...............................             (1,459)
                                                                            -----------
       Net Adjustment to long-term debt.............................        $   799,787
                                                                            ===========
(f)  To reflect adjustments to record integration related restructuring costs associated with the Acquisition in accordance with EITF 95-3 "Recognition of liabilities in connection with a Purchase Business Combination"
(g)  To eliminate a due to partners' liability retained by Ingersoll-Rand.
(h)  Pension and post-retirement health care liabilities retained by Ingersoll-Rand, IDP's predecessor parent.
(i)  Represents adjustments to reflect the following:
     Elimination of IDP contributed capital...............                  $    95,747
     Elimination of IDP retained earnings.................  $186,869
     Other................................................  (    96)
     Write-off of pre-existing deferred financing costs
     related to existing Flowserve debt...................  2,740
                                                            --------
     Sub-total, retained earnings adjustments.............                      189,513
     Elimination of IDP accumulated other comprehensive
     income...............................................                      (55,210)
                                                                            -----------
     Total adjustments....................................                  $   230,050
                                                                            ===========

    (c)   EXHIBITS

    2.1 Amendment No. 1, dated as of July 14, 2000 to the Purchase Agreement, dated as of February 9, 2000 by and among Flowserve Corporation, Flowserve Red Corporation, IDP Acquisition, LLC and Ingersoll-Rand Company.

    99.1  Press Release dated July 13, 2000.



                            [SIGNATURE PAGE FOLLOWS]

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         FLOWSERVE CORPORATION


         By:  /s/ RONALD F. SHUFF
              -------------------------------
              Ronald F. Shuff, Vice President,
              Secretary and General Counsel

Date:  July 20, 2000

                               INDEX TO EXHIBITS

     EXHIBIT
      NUMBER                             DESCRIPTION
     -------                             -----------

        2.1              Amendment No. 1, dated as of July 14, 2000 to the
                         Purchase Agreement, dated as of February 9, 2000 by and among Flowserve Corporation, Flowserve Red Corporation,
                         IDP Acquisition, LLC and Ingersoll-Rand Company.

        99.1             Press Release dated July 13, 2000.